POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (“Trust”), hereby severally constitute and appoint Kevin J. Adamson, William P. Flory, Jr., Cynthia A. Rose, and Jill R. Whitelaw, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the following reorganizations:

-	LVIP Blackrock U.S. Opportunities Managed Volatility Fund into LVIP Blended Mid Cap Managed Volatility Fund
-	LVIP VIP Mid Cap Managed Volatility Fund into LVIP Blended Mid Cap Managed Volatility Fund
-	LVIP Blackrock Emerging Markets Managed Volatility Fund into LVIP SSGA International Managed Volatility Fund each filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective April 15, 2016.

Signature	Title

/s/ Ellen Cooper Ellen Cooper	Chairman of the Board and Trustee

/s/ Jayson R. Bronchetti Jayson R. Bronchetti	President (Principal Executive Officer)

/s/ William P. Flory, Jr. William P. Flory, Jr.	Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)

/s/ Steve A. Cobb Steve A. Cobb	Trustee

/s/ Elizabeth S. Hager Elizabeth S. Hager	Trustee

/s/ Gary D. Lemon Gary D. Lemon	Trustee

/s/ Thomas A. Leonard Thomas A. Leonard	Trustee

/s/ Thomas D. Rath Thomas D. Rath	Trustee

/s/ Pamela L. Salaway Pamela L. Salaway	Trustee

/s/ Kenneth G. Stella Kenneth G. Stella	Trustee

/s/ David H. Windley David H. Windley	Trustee